Exhibit 4.3


                                  [STATS LOGO]

                               STATS CHIPPAC LTD.

                                SHARE OPTION PLAN

                             Adopted on 28 May 1999

                 Amended by ordinary resolution approved at the 6th Annual General Meeting held on 8 June 2000

           Amended by the Executive Resource & Compensation Committee
                               on 23 October 2001

           Amended by the Executive Resource & Compensation Committee
                               on 28 January 2002

           Amended by the Executive Resource & Compensation Committee
                               on 29 October 2002

                 Amended by ordinary resolution approved at the
                10th Annual General Meeting held on 25 April 2004


                     Amended by ordinary resolution approved
               at the Extraordinary Meeting held on 4 August 2004




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                                TABLE OF CONTENTS

                                                                      Page No.
                                                                      --------

SECTION 1.   ESTABLISHMENT AND PURPOSE.                                   4

SECTION 2.   ADMINISTRATION.                                              4

      (a)    Committees of the Board of Directors.                        4

      (b)    Authority of the Board of Directors.                         5

SECTION 3.   ELIGIBILITY.                                                 6

      (a)    General Rule.                                                6

      (b)    Ten Percent Shareholders.                                    6

SECTION 4.   SHARES SUBJECT TO PLAN.                                      6

      (a)    Basic Limitation.                                            6

      (b)    Additional Shares.                                           7

SECTION 5.   TERMS AND CONDITIONS OF OPTIONS.                             7

      (a)    Share Option Agreement.                                      7

      (b)    Number of Shares.                                            7

      (c)    Exercise Price.                                              7

      (d)    Withholding Taxes.                                           8

      (e)    Exercisability.                                              8

      (f)    Change of Control.                                           8

      (g)    Basic Term.                                                  9

      (h)    Nontransferability.                                          9

      (i)    Termination of Service (Except by Death).                    9

      (j)    Leave of Absence.                                           10

      (k)    Death of Optionee.                                          10

      (l)    No Rights as a Shareholder.                                 10

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      (m)    Modification, Extension and Assumption of Options.          10

SECTION 6.   PAYMENT FOR SHARES.                                         11

      (a)    General Rule.                                               11

      (b)    Surrender of Shares.                                        11

      (c)    Exercise/Sale.                                              11

      (d)    Exercise/Pledge.                                            11

SECTION 7.   ADJUSTMENT OF SHARES.                                       12

      (a)    General.                                                    12

      (b)    Reservation of Rights.                                      12

SECTION 8.   SECURITIES LAW REQUIREMENTS.                                12

SECTION 9.   NO RETENTION RIGHTS.                                        12

SECTION 10.  DURATION AND AMENDMENTS.                                    13

      (a)    Term of the Plan.                                           13

      (b)    Right to Amend or Terminate the Plan.                       13

      (c)    Effect of Amendment or Termination.                         13

SECTION 11.  DEFINITIONS.                                                13

SECTION 12.  EXECUTION.                                                  17





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                                  [STATS LOGO]


                               STATS CHIPPAC LTD.

                                SHARE OPTION PLAN


                             Adopted on 28 May 1999

        Amended by ordinary resolution approved at the 6th Annual Meeting held on 8 June 2000

  Amended by the Executive Resource & Compensation Committee on 23 October 2001

  Amended by the Executive Resource & Compensation Committee on 28 January 2002

  Amended by the Executive Resource & Compensation Committee on 29 October 2002

       Amended by ordinary resolution approved at the 10th Annual General
                         Meeting held on 25 April 2004

      Amended by ordinary resolution approved at the Extraordinary Meeting held on 4 August 2004

SECTION 1. ESTABLISHMENT AND PURPOSE.

          The purpose of the Plan is to offer selected individuals an opportunity to acquire a proprietary interest in the success of the Company, or to increase such interest, by exercising Options to purchase Shares. Options granted under the Plan may include Nonstatutory Options as well as ISOs intended to qualify under Section 422 of the U.S. Tax Code.

          Capitalized terms are defined in Section 11 hereof.

SECTION 2. ADMINISTRATION.

          (a) Committees of the Board of Directors.

          The Board of Directors shall administer the Plan unless and until the Board of Directors delegates administration to a Committee, as provided herein. The Board of Directors may delegate administration of the Plan to one or more Committees consisting of two or more members of the Board of Directors. If administration is delegated to a Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board of Directors, including the power to delegate to a subcommittee any of the administrative powers the Committee is authorized to exercise, subject, however, to such resolutions, not inconsistent with the provisions of the Plan, as may be adopted from time to time by the Board of Directors. The Board of Directors may abolish the Committee at any time and


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

revest in the Board of Directors the administration of the Plan. Any reference to the Board of Directors in the Plan shall be construed as a reference to the Committee (if any) to whom the Board of Directors has assigned a particular function.

          (b) Committee Composition under Section 16 and Section 162(m)

          At such time as the Company is subject to Section 162(m) of the U.S. Tax Code or an Optionee is subject to Section 16 of the U.S. Exchange Act, in the discretion of the Board of Directors, a Committee may consist solely of two or more Outside Directors, in accordance with Section 162(m) of the U.S. Tax Code, and/or two or more Non-Employee Directors, in accordance with Rule 16b-3. Notwithstanding the foregoing, the Board of Directors or the Committee may (1) delegate to a committee of one or more members of the Board of Directors who are not Outside Directors the authority to grant Options to eligible persons who are either (a) not then Covered Employees and are not expected to be Covered Employees at the time of recognition of income resulting from such Option or (b) not persons with respect to whom the Company wishes to comply with Section 162(m) of the U.S. Tax Code and/or (2) delegate to a committee of one or more members of the Board of Directors who are not Non-Employee Directors the authority to grant Options to eligible persons who are not then subject to
Section 16 of the U.S. Exchange Act.

          (c) Authority of the Board of Directors.

          Subject to the provisions of the Plan, the Board of Directors shall have full authority and discretion to take any actions it deems necessary or advisable for the administration of the Plan, including, without limitation, to
(i) select Optionees from the individuals eligible to receive Options under the Plan; (ii) grant Options in accordance with the terms of the Plan; (iii) determine the terms and conditions of each Option; (iv) specify and approve the provisions of the Share Option Agreements, including, without limitation, the method of exercise and delivery of notice thereof, including via written or electronic media, in connection with their Options; (v) construe and interpret any Share Option Agreement delivered under the Plan; (vi) prescribe, amend and rescind rules and procedures relating to the Plan; (vii) employ such legal counsel, independent auditors and consultants as it deems desirable for the administration of the Plan and to rely upon any opinion received therefrom;
(viii) vary the terms of Options to take account of tax, securities law and other regulatory requirements of foreign jurisdictions; (ix) make all legal and factual determinations; and (x) make all other determinations and take any other action desirable or necessary to interpret, construe or implement properly the provisions of the Plan or any Share Option Agreement.

          All decisions, interpretations and other actions of the Board of Directors shall be final and binding on all Optionees and all persons deriving their rights from an Optionee.


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

SECTION 3. ELIGIBILITY.

          (a) General Rule.

          Employees, Directors and Consultants shall be eligible for the grant of Options except as follows:

                (i) Employees of Affiliated Companies, Directors who are not Employees and Consultants shall not be eligible for the grant of ISOs; and

               (ii) Employees, Directors and Consultants, in each case, of Affiliated Companies who are residents of the United States shall not be eligible for the grant of Options.

          (b) Ten Percent Shareholders.

          An individual who owns more than 10% of the total combined voting power of all classes of outstanding shares of the Company, its Parent or any of its Subsidiaries shall not be eligible to be granted ISOs unless (i) the Exercise Price of the ISO is at least 110% of the Fair Market Value of a Share on the date of grant and (ii) such ISO by its terms is not exercisable after the expiration of five years from the date of grant. For purposes of this Subsection
(b), in determining share ownership, the attribution rules of Section 424(d) of the U.S. Tax Code shall be applied.

          (c) Section 162(m) Limitation.

          Subject to the provisions of Section 7 relating to adjustment upon change in the Shares, no Employee shall be eligible to be granted an Option covering more than fifty million (50,000,000) Shares during any calendar year. This Section 3(c) shall not apply at such times that the Company is not subject to Section 162(m) of the U.S. Tax Code or such other date required by Section 162(m) of the U.S. Tax Code and the rules and regulations promulgated thereunder.

SECTION 4. SHARES SUBJECT TO PLAN.

          (a) Basic Limitation.

          Shares offered under the Plan may be authorized but unissued Shares. Subject to adjustment as provided pursuant to Section 7 hereof, the maximum aggregate number of Shares that may be issued under this Plan shall not exceed
(i) 245 million Shares, plus (ii) any unissued Shares subject to any option or other awards or rights under the Existing Plans that expire unexercised or are otherwise cancelled as a result of a termination of those options or other awards or rights under the Existing Plans or the non-issuance of options or other awards or rights under the Existing Plans. The aggregate number of Shares that are subject to Options outstanding at any time under the Plan shall not exceed the number of Shares that then remain


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

available for issuance. The Company, during the term of the Plan, shall at all times reserve and keep available sufficient Shares to satisfy the requirement of the Plan.

          (b) Additional Shares.

          For purposes of determining the number of Shares that remain available for issuance under Section 4(a) hereof, the following Shares shall be added back to the Plan Limit and again be available for the purposes of the Plan and all other share incentive and option schemes approved by the Board of Directors and contracts of employment:

                (i) The number of Shares tendered in accordance with applicable laws to pay the exercise price of an Option;

               (ii) The number of Shares acquired by the Company under Section 6(b) below in satisfaction of any tax withholding requirement; and

              (iii) The number of Shares subject to an Option that expire unexercised or that are cancelled or otherwise terminated.

SECTION 5. TERMS AND CONDITIONS OF OPTIONS.

          (a) Share Option Agreement.

          Each grant of an Option under the Plan shall be evidenced by a Share Option Agreement between the Optionee and the Company. Such Option shall be subject to all applicable terms and conditions of the Plan and may be subject to any other terms and conditions which are not inconsistent with the Plan and which the Board of Directors deems appropriate for inclusion in a Share Option Agreement. The provisions of the various Share Option Agreements entered into under the Plan need not be identical.

          (b) Number of Shares.

          Each Share Option Agreement shall specify the number of Shares that are subject to the Option and shall provide for the adjustment of such number in accordance with Section 7. The Share Option Agreement shall also specify whether the Option is an ISO or a Nonstatutory Option.

          (c) Exercise Price.

          Each Share Option Agreement shall specify the Exercise Price. The Exercise Price of an ISO shall not be less than 100% of the Fair Market Value of a Share on the date of grant, and a higher percentage may be required by Section 3(b) hereof. In no event shall the Exercise Price of an Option be less than the par value of Share on the date of grant. Subject to the preceding two sentences, the Exercise Price under any Option shall be determined by the Board of Directors at its sole discretion. The Exercise Price shall be payable in a form described in Section 6 hereof.


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

          (d) Expenses and Withholding Taxes.

          As a condition to the exercise of an Option, the Optionee shall make such arrangements as the Board of Directors may require for the satisfaction of any withholding tax obligations and such other bank-related transactional costs that may arise in connection with such Option exercise or both of the foregoing. The Board of Directors may require any Optionee to remit to the Company, prior to exercise of an Option, an amount sufficient to satisfy any applicable tax withholding requirements or such other bank-related transactional costs associated with the Option exercise or both of the foregoing. The Board of Directors may permit such Optionee to satisfy, in whole or in part, such obligations to remit the tax withholdings, pay the bank-related transactional costs associated with the Option exercise or both of the foregoing by directing the Company to withhold Shares that would otherwise be received by such Optionee to satisfy the minimum statutory withholding rates for any applicable tax withholding purposes, any bank-related transactional costs associated with the Option exercise or both of the foregoing, as applicable, in accordance with all applicable laws and pursuant to such rules as the Board of Directors may establish from time to time. The Company shall also have the right to deduct from all cash payments made to an Optionee (whether or not such payment is made in connection with the exercise of an Option) any applicable taxes required to be withheld with respect to such payments, or any bank-related transactional costs associated with the exercise of an Option, in accordance with all applicable laws.

          (e) Exercisability.

          Each Share Option Agreement shall specify the date when all or any installment of the Option is to become exercisable. The exercisability provisions of any Share Option Agreement shall be determined by the Board of Directors at its sole discretion.

          (f) Change of Control.

          In the event of a Change of Control, in addition to any action required or authorized by the terms of a Share Option Agreement, the Board of Directors may, in its sole discretion unless otherwise provided in a Share Option Agreement, take any or all or any combination of the following actions as a result, or in anticipation, of any such event:

                (i) accelerate the time period for purposes of vesting in, or realizing gain from, any outstanding Option made pursuant to this Plan;

               (ii) provide for the continuation of any outstanding Options by the Company (if the Company is the survivor corporation);

              (iii) provide for the assumption of outstanding Options by the surviving corporation or its parent;

               (iv) provide for the substitution by the surviving corporation or its parent of options with substantially the same terms as outstanding Options;

                (v) cancel each outstanding Option but only after payment to the Optionee of an amount in cash or cash equivalents equal to (A) the Fair Market

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          Value of the Shares subject to such Option at the time of the merger or consolidation minus (B) the Exercise Price of the Shares subject to such Option; or

               (vi) make adjustments or modifications to outstanding Options as the Board of Directors deems appropriate to maintain and protect the rights and interests of Optionees following the Change of Control.

          Any such action approved by the Board of Directors shall be conclusive and binding on the Company and all Optionees.

          (g) Basic Term.

          Subject to this Section 5(g), the Share Option Agreement shall specify the term of the Option. The term of an Option granted to an Employee shall not exceed 10 years from the date of grant, and a shorter term may be required by
Section 3(b) hereof. The term of an Option granted to a person who is not an Employee shall not exceed 5 years from the date of grant. Subject to the preceding two sentences, the Board of Directors at its sole discretion shall determine when an Option is to expire.

          (h) Nontransferability.

          No Option shall be transferable by the Optionee other than to an Optionee's personal representative on the death of that Optionee. An Option may be exercised during the lifetime of the Optionee only by the Optionee or by the Optionee's guardian or legal representative or such other person who has the management of the Optionee's estate. No Option or interest therein may be transferred, assigned, pledged or hypothecated by the Optionee or by the Optionee's guardian or legal representative or such person who has the management of the Optionee's estate, or during the Optionee's lifetime, whether by operation of law or otherwise, or be made subject to execution, attachment or similar process.

          (i) Termination of Service (Except by Death).

          If an Optionee's Service terminates for any reason other than the Optionee's death, then the Optionee's Options shall expire on the earliest of the following occasions:

                (i) The expiration date determined pursuant to Subsection (g) above;

               (ii) The date 30 days after the termination of the Optionee's Service for any reason other than Disability, or such later date as the Board of Directors may determine; or

              (iii) The date 12 months after the termination of the Optionee's Service by reason of Disability, or such later date as the Board of Directors may determine.

The Optionee or his guardian or legal representative or such other person who has the management of the Optionee's estate may exercise all or part of the Optionee's Options at any

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time before the expiration of such Options under the preceding sentence but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination) unless otherwise determined by the Board of Directors in its sole discretion. The balance of such Options shall lapse when the Optionee's Service terminates. In the event that the Optionee dies after the termination of the Optionee's Service but before the expiration of the Optionee's Options, all or part of such Options may be exercised (prior to expiration) by the Optionee's personal representatives, but only to the extent that such Options had become exercisable before the Optionee's Service terminated (or became exercisable as a result of the termination).

          (j) Leave of Absence.

          For purposes of Subsection (i) above, Service shall be deemed to continue while the Optionee is on a bona fide leave of absence, if such leave was approved by the Company in writing and if continued crediting of Service for this purpose is expressly required by the terms of such leave or by applicable law (as determined by the Company).

          (k) Death of Optionee.

          If an Optionee dies while the Optionee is in Service, then the Optionee's Options shall expire on the earlier of the following dates:

                (i) The expiration date determined pursuant to Section 5(g) hereof; or

               (ii) The date 12 months after the Optionee's death or such later date as the Board of Directors may determine.

All or part of the Optionee's Options may be exercised at any time before the expiration of such Options under the preceding sentence by the Optionee's personal representatives, but only to the extent that such Options had become exercisable before the Optionee's death or became exercisable as a result of the death unless otherwise determined by the Board of Directors in its sole discretion. The balance of such Options shall lapse when the Optionee dies.

          (l) No Rights as a Shareholder.

          An Optionee, or his guardian, legal representative or such other person who has the management of the Optionee's estate, or the personal representatives of an Optionee in the event of the death of an Optionee, shall have no rights as a shareholder with respect to any Shares covered by the Optionee's Option until such person has been allotted and issued such Shares by filing a notice of exercise and paying the Exercise Price pursuant to the terms of such Option.

          (m) Modification, Extension and Assumption of Options.

          Within the limitations of the Plan, the Board of Directors may modify, extend or assume outstanding Options or may accept the cancellation of outstanding Options (whether granted by the Company or another issuer) in return for the grant of new Options for the same or a different number of Shares and at the same or a different Exercise Price. The foregoing



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notwithstanding, no modification of an Option shall, without the consent of the
Optionee, impair the Optionee's rights or increase the Optionee's obligations under such Option.

SECTION 6. PAYMENT FOR SHARES.

          (a) General Rule.

          The entire Exercise Price of Shares issued under the Plan shall be payable in cash or cash equivalents at the time when the Options are exercised, except as otherwise provided in this Section 6.

          (b) Surrender of Shares.

          To the extent that a Share Option Agreement so provides and provided that the relevant requirements of the Companies Act, Chapter 50 of Singapore and the requirements of all other prevailing laws and regulations have been complied with, all or any part of the Exercise Price may be paid by surrendering Shares that are already owned by the Optionee. Such Shares shall be valued at their Fair Market Value on the date when the Option is exercised. The Optionee shall not surrender Shares in payment of the Exercise Price if such action would cause the Company to recognize compensation expense (or additional compensation expense) with respect to the Option for financial reporting purposes.

          (c) Exercise/Sale.

          To the extent that a Share Option Agreement so provides, and in accordance with the rules and procedures established by the Board of Directors for this purpose and subject to applicable law, an Option may also be exercised through "cashless exercise" procedures approved by the Board of Directors involving a broker or dealer approved by the Board of Directors that affords an Optionee the opportunity to sell immediately some or all of the Shares underlying the exercised portion of the Option in order to generate sufficient cash to pay the Exercise Price and/or to satisfy withholding tax obligations related to the Option.

          (d) Exercise/Pledge.

          To the extent that a Share Option Agreement so provides, and in accordance with the rules and procedures established by the Board of Directors for this purpose and subject to applicable law, payment of the Exercise Price may be made all or in part by the delivery of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Board of Directors, as security for a loan, and to deliver sufficient cash to pay the Exercise Price and/or to satisfy withholding tax obligations related to the Option.


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SECTION 7. ADJUSTMENT OF SHARES.

          (a) General.

          In the event of a subdivision of the outstanding Shares, a declaration of a dividend payable in Shares, a declaration of an extraordinary dividend payable in a form other than Shares in an amount that has a material effect on the Fair Market Value of the Shares, a consolidation of the outstanding Shares into a lesser number of Shares, a recapitalization, a reclassification, reorganization, merger, consolidation, combination or a similar occurrence, the Board of Directors shall make appropriate adjustments in one or more of (i) the number of Shares available for future grants under Section 4 hereof, (ii) the number of Shares covered by each outstanding Option or (iii) the Exercise Price under each outstanding Option.

          (b) Reservation of Rights.

          Except as provided in this Section 7, an Optionee shall have no rights by reason of (i) any subdivision or consolidation of shares of any class, (ii) the payment of any dividend or (iii) any other increase or decrease in the number of shares of any class. Any issuance by the Company of shares of any class, or securities convertible into shares of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number or Exercise Price of Shares subject to an Option. The grant of an Option pursuant to the Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structure, to merge or consolidate or to dissolve, liquidate, sell or transfer all or any part of its business or assets.

SECTION 8. SECURITIES LAW REQUIREMENTS.

          Shares shall not be issued under the Plan unless the issuance and delivery of such Shares comply with (or are exempt from) all applicable requirements of law, including (without limitation) the U.S. Securities Act, all other securities laws and regulations, and the regulations of any exchange or other securities market on which the Company's securities may then be traded.

SECTION 9. NO RETENTION RIGHTS.

          Nothing in the Plan or in any right or Option granted under the Plan shall confer upon the Optionee any right to continue in Service for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Optionee) or of the Optionee, which rights are hereby expressly reserved by each, to terminate his or her Service at any time and for any reason, with or without cause.

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SECTION 10. DURATION AND AMENDMENTS.

          (a) Term of the Plan.

          The Plan, as set forth herein, shall become effective on the date of its approval by the Company's shareholders. The Plan shall terminate automatically 10 years after the date of the later of the Plan's adoption by the Board or Directors or approval by the Company's shareholders of an increase in the Plan Limit, and may be terminated on any earlier date pursuant to Section 10(b) hereof.

          (b) Right to Amend or Terminate the Plan.

          The Board of Directors may amend, suspend or terminate the Plan at any time and for any reason; provided, however, that any amendment of the Plan which increases the number of Shares available for issuance under the Plan (except as provided in Section 7 hereof), or which materially changes the class of persons who are eligible for the grant of ISOs, shall be subject to the approval of the Company's shareholders. Shareholder approval shall not be required for any other amendment of the Plan.

          (c) Effect of Amendment or Termination.

          No Option shall be granted and no Shares shall be issued under the Plan after the termination thereof, except upon exercise of an Option granted prior to such termination. The termination of the Plan, or any amendment thereof, shall not affect any Option previously granted under the Plan.

SECTION 11. CONTRACTS (RIGHTS OF THIRD PARTIES) ACT.

          Except as expressly provided in this Plan, no person other than the Company or an Optionee shall have any rights to enforce any provision of this Plan under the Contracts (Rights of Third Parties) Act, Chapter 53B of Singapore.

SECTION 12. DEFINITIONS.

          (a) "Affiliated Company" shall mean any corporation (other than the Company, a Parent or Subsidiary) in an unbroken chain of corporations beginning with a Parent, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain.

          (b) "Board of Directors" shall mean the Board of Directors of the Company, as constituted from time to time or, if a Committee has been appointed, such Committee.

          (c) "Change of Control" of the Company shall mean any of the following events:


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                (i)  the acquisition by any "person" as defined in Section 3(a)
          (9) of the U.S. Exchange Act and as used in Sections 13(d) or 13(e) thereof, including a "group" as defined in Section 13(d) of the U.S. Exchange Act, of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the U.S. Exchange Act) of 30% or more of the combined voting power of the Company's then outstanding securities in a single or series of transactions, but shall not include (i) any such acquisition by any employee benefit plan of the Company, or any person or entity organized, appointed or established by the Company for or pursuant to the terms of any such employee benefit plan and (ii) any person who beneficially owns 30% or more of the combined voting power of the Company's then outstanding securities as of August 4, 2004;

               (ii) the consummation after approval by the shareholders of the Company of a reorganization, merger or consolidation of the Company with or into another entity or any other corporate transaction, if persons who were not shareholders of the Company immediately prior to such merger, consolidation or other reorganization own directly or indirectly immediately after such reorganization, merger, consolidation or other corporate transaction more than 50% of the combined voting power of the Company's then outstanding securities of each of (A) the continuing or surviving entity and (B) any direct or indirect parent corporation of such continuing or surviving entity in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, consolidation or other corporate transaction, of the voting securities of the Company;

              (iii) during any period of two consecutive years (not including any period prior to August 4, 2004), individuals who at the beginning of such period constituted the Board of Directors and any new directors, whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least three-fourths of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

               (iv) the sale, transfer or other disposition of all or substantially all of the Company's assets.

          A transaction shall not constitute a Change in Control if its sole purpose is to create a holding company that will be owned in substantially the same proportions by the persons who held the Company's securities immediately before such transaction.

          (d) "Committee" shall mean a committee appointed by the Board of Directors, as described in Section 2(a).

          (e) "Company" shall mean STATS ChipPAC Ltd., a Singapore public company limited by shares.

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          (f) "Consultant" shall mean a person who performs bona fide services for the Company, a Parent or a Subsidiary or an Affiliated Company as a consultant or advisor, excluding Employees and Directors.

          (g) "Covered Employee" shall mean the chief executive officer and the four (4) other highest compensated Officers for whom total compensation is required to be reported to shareholders of the Company under the U.S. Exchange Act, as determined for purposes of Section 162(m) of the U.S. Tax Code.

          (h) "Director" shall mean a member of the Board of Directors.

          (i) "Disability" shall mean, for purposes of an ISO, the permanent and total disability of an Optionee within the meaning of Section 22(e)(3) of the U.S. Tax Code, and for purposes of a Nonstatutory Option, the inability of the Optionee to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment.

          (j) "Employee" shall mean any individual who is an employee of the Company, a Parent or a Subsidiary or an Affiliated Company.

          (k) "Exercise Price" shall mean the amount for which one Share may be purchased upon exercise of an Option, as specified by the Board of Directors in the applicable Share Option Agreement.

          (l) "Existing Plans" shall mean the existing share option plans of the Company, including, without limitation, the STATS ChipPAC Ltd. Substitute Equity Incentive Plan and STATS ChipPAC Ltd. Substitute Share Purchase and Option Plan.

          (m) "Fair Market Value" shall mean the fair market value of a Share, determined as follows:

                (i) if the Shares are listed on any established stock exchange or national market system, the Fair Market Value shall be the mean of the high and low sales prices for a Share (or the mean of the high and low bids, if no sales were reported) as quoted on such exchange or system on the date of the grant, as reported on The Straits Times or such other source as the Board of Directors deems reliable; or

               (ii) in the absence of an established stock exchange market or quotation system for the Shares, the Fair Market Value shall be determined by the Board of Directors in good faith. Such determination shall be conclusive and binding on all persons.

          (n) "ISO" shall mean an Option intended to qualify as an employee incentive stock option, as described in Section 422(b) of the U.S. Tax Code.

          (o) "Non-Employee Director" shall mean a Director who either (i) is not a current Employee or Officer or an officer of the Company's Parent or a Subsidiary, does not receive compensation (directly or indirectly) from the Company or its Parent or a Subsidiary for services


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


rendered as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of the Regulation S-K promulgated pursuant to the U.S. Securities Act ("Regulation S-K")), does not possess an interest in any other transaction as to which the disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K; or (ii) is otherwise considered a "non-employee director" for purposes of Rule 16b-3.

          (p) "Nonstatutory Option" shall mean an Option that is not an ISO.

          (q) "Option" shall mean an ISO or Nonstatutory Option granted under the Plan and entitling the holder to purchase Shares.

          (r) "Officer" shall mean, at such time as an Optionee is subject to
Section 16 of the U.S. Exchange Act, a person who is an officer of the Company within the meaning of Section 16 of the U.S. Exchange Act and the rules and regulations promulgated thereunder, and at such other times, any director or secretary or a person employed in an executive capacity.

          (s) "Optionee" shall mean an individual who holds an Option.

          (t) "Outside Director" shall mean a Director who either (i) is not a current employee of the Company or an "affiliated corporation" (within the meaning of Treasury Regulations promulgated under Section 162(m) of the U.S. Tax
Code), is not a former employee of the Company or an "affiliated corporation" receiving compensation for prior services (other than benefits under a tax qualified pension plan), was not an Officer or an officer of an "affiliated corporation" at any time and is not currently receiving direct or indirect compensation from the Company or an "affiliated corporation" for services in any capacity other than as a Director or (ii) is otherwise considered an "outside director" for purposes of Section 162(m) of the U.S. Tax Code.

          (u) "Parent" shall mean any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if each of the corporations other than the Company owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Parent on a date after the adoption of the Plan shall be considered a Parent commencing as of such date.

          (v) "Plan" shall mean this STATS ChipPAC Ltd. Share Option Plan, as amended from time to time.

          (w) "Plan Limit" shall mean the total number of Shares that may be issued under this Plan pursuant to Section 4(a) hereof.

          (x) "Rule 16b-3" shall mean Rule 16b-3 promulgated under the U.S. Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

          (y) "Service" shall mean service as an Employee, Outside Director, or Consultant.

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

          (z) "Share" shall mean one ordinary share, of par value Singapore $0.25, in the capital of the Company, as adjusted in accordance with Section 7 hereof (if applicable).

          (aa) "Share Option Agreement" shall mean the agreement between the Company and an Optionee that contains the terms, conditions and restrictions pertaining to the Optionee's Option.

          (bb) "Subsidiary" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company, if each of the corporations other than the last corporation in the unbroken chain owns shares possessing more than 50% of the total combined voting power of all classes of shares in one of the other corporations in such chain. A corporation that attains the status of a Subsidiary on a date after the adoption of the Plan shall be considered a Subsidiary commencing as of such date.

          (cc) "U.S. Exchange Act" shall mean the Securities Exchange Act of 1934 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

          (dd) "U.S. Securities Act" shall mean the Securities Act of 1933 of the United States of America, as amended, and the rules and regulations promulgated thereunder.

          (ee) "U.S. Tax Code" shall mean the Internal Revenue Code of 1986 of the United States of America, as amended, and the rulings and regulations (including proposed regulations) promulgated thereunder.

SECTION 13. EXECUTION.

          To record the adoption of the Plan by the Company's shareholders, the Company has caused its authorized officer to execute the same.


                                                 STATS CHIPPAC LTD.


                                                 By:      Tan Lay Koon
                                                          --------------------
                                                 Title:   President & CEO
                                                          --------------------



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